UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2008
infoUSA Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19598 (Commission File Number)	47-0751545 (IRS Employer Identification No.)

5711 South 86th Circle Omaha, Nebraska (Address of principal executive offices)	68127 (Zip Code)
Registrant’s telephone number, including area code: (402) 593-4500
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
As previously disclosed, effective December 24, 2007, the Board of Directors of infoUSA Inc. (the “Company”) formed a Special Litigation Committee in response to the consolidated complaint In re infoUSA, Inc. Shareholders Litigation, Consol. Civil Action No. 1956-CC (Del. Ch.), and a related informal investigation into the Company by the Securities and Exchange Commission (the “SEC”). In light of the ongoing investigation and as previously disclosed, the Company was unable to file its Annual Report on Form 10-K for the year ended December 31, 2007 (the “2007 Form 10-K”) by the SEC’s filing deadline.
As expected, and in accordance with the rules of The Nasdaq Stock Market (“Nasdaq”), on April 2, 2008, the Company received a Nasdaq staff determination letter (the “Staff Letter”) stating that the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed with Nasdaq its Annual Report on Form 10-K for the fiscal year ended December 31, 2007. As a result of the filing delay, the Company will be included in a list of non-compliant companies maintained by Nasdaq on its website. In addition, an indicator will be broadcast over Nasdaq’s data dissemination network noting the non-compliance. The indicator will be displayed with quotation information related to the Company’s securities on Nasdaq.com, NasdaqTrader.com and by other third-party providers of market data information as of April 4, 2008.
The Staff Letter states that trading of the Company’s common stock will be suspended at the opening of business on April 11, 2008 and a Form 25-NSE filed with the SEC removing the Company’s common stock from listing and registration on The Nasdaq Global Select Market unless the Company requests a hearing before a Nasdaq Listing Qualifications Panel no later than 4:00 p.m. Eastern Time on April 9, 2008. The Company will file such a hearing request prior to the April 9, 2008 deadline. The filing of the hearing request will stay the suspension of trading and the filing of the Form 25-NSE, and permit the Company’s common stock to continue trading on The Nasdaq Global Select Market, pending the outcome of the Nasdaq Listing Qualifications Panel’s decision. The Company cannot provide any assurances that the Nasdaq Listing Qualifications Panel will grant its request for continued listing.
A copy of the Company’s press release of April 3, 2008 is attached hereto as Exhibit 99.1 and is incorporated by reference to this Item 3.01.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed pursuant to Item 3.01:

Exhibit No.	Description

99.1	Press Release, dated April 3, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

infoUSA Inc.
By:	/s/ Stormy L. Dean
Stormy L. Dean
Chief Financial Officer

Date: April 3, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 3, 2008.